As filed with the Securities and Exchange Commission on June 22, 2023.

Registration No. 333-260534

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5

to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALGOMA STEEL GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia	3312	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

105 West Street

Sault Ste. Marie, Ontario

P6A 7B4, Canada

(705) 945-2351

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Algoma Steel USA Inc.

1209 Orange Street

Wilmington, Delaware 19801

(302)

658-7581

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John Naccarato Algoma Steel Group Inc. 105 West Street Sault Ste. Marie, Ontario P6A 7B4, Canada Tel: (705) 945-2351	Adam M. Givertz Ian M. Hazlett Christian G. Kurtz Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 Tel: (212) 373-3000	Robert Chadwick Michael Partridge Goodmans LLP 333 Bay Street, Suite 3400, Toronto, Ontario M5H 2S7, Canada Tel: (416) 863-2400

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 5 relates to the Registration Statement on Form F-1 (File No. 333-260534) (the “Registration Statement”) of Algoma Steel Group Inc. (the “Company”) originally filed on October 27, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on November 5, 2021, as amended by Post-Effective Amendment No. 1 filed on June 14, 2022, Post-Effective Amendment No. 2 filed on June 30, 2022 and declared effective by the Commission on July 5, 2022, Post-Effective Amendment No. 3 filed on May 26, 2023 and Post-Effective Amendment No. 4 filed on June 21, 2023.

The Registration Statement, as amended by Post-Effective Amendment No. 1, Post-Effective Amendment No. 2, Post-Effective Amendment No. 3 and Post-Effective Amendment No. 4 related to the registration of (1) the offer and sale from time to time by the selling securityholders named in the prospectus forming part of the Registration Statement of up to (a) 129,836,439 of the Company’s common shares (the “Common Shares”) and (b) 604,000 warrants to purchase Common Shares (the “Private Warrants”), and (2) the issuance by the Company of up to 24,179,000 Common Shares that are issuable by the Company upon exercise of certain of the Company’s warrants (including the Private Warrants) to purchase Common Shares.

Pursuant to the Company’s undertaking as required by Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 5 is being filed to terminate the effectiveness of the Registration Statement and to remove from registration any and all of the securities that remain unsold under the Registration Statement as of the date thereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sault Ste. Marie, Ontario on the 22nd day of June, 2023.

ALGOMA STEEL GROUP INC.

By:	/s/ Rajat Marwah
Name: Rajat Marwah
Title: Chief Financial Officer

Note: No other person is required to sign this Post-Effective Amendment No. 5 to the registration statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.